Exhibit 10.26

THIRD AMENDMENT TO LEASE

This THIRD AMENDMENT TO LEASE (this “Third Amendment”) is made and entered into as of December 13, 2018 (the “Effective Date”), by and between HCP, INC., a Delaware corporation (“Landlord”), and FLX BIO, INC., a Delaware corporation (“Tenant”).

R E C I T A L S:

A.    Landlord and Tenant (as successor-in-interest to Flexus Biosciences, Inc. (“Flexus”) pursuant to that certain Contribution Agreement between Flexus and Tenant dated as of April 6, 2015 (the “Assignment”)) are parties to that certain Lease dated October 10, 2014, (the “Original Lease”), as supplemented by that certain Notice of Lease Term Dates dated June 4, 2015 (the “Notice of Lease Term Dates”) and as amended by that certain First Amendment to Lease dated April 29, 2015 (the “First Amendment”) and that certain Second Amendment to Lease dated April 12, 2018 (the “Second Amendment”), pursuant to which Tenant leases 36,754 rentable square feet of space (the “Premises”) consisting of 30,376 rentable square feet of space in that certain building located at 561 Eccles Avenue, South San Francisco, California 94080 (the “561 Building”) and 6,378 rentable square feet of space in the building located at 571 Eccles Avenue, South San Francisco, California 94080 (the “571 Building”). The Original Lease, the Notice of Lease Term Dates, the First Amendment and the Second Amendment are collectively, the “Lease.”

B.    Landlord and Tenant desire to amend the Lease as set forth herein, and in connection therewith, Landlord and Tenant desire to amend the Lease as hereinafter provided.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good an valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Capitalized Terms; Incorporation of Recitals. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Third Amendment. The foregoing Recitals are incorporated by reference as if set forth fully herein.

2.    Second Amendment Tenant Improvement Allowance. Pursuant to the terms of the Tenant Work Letter attached to the Second Amendment, Tenant is entitled to a Tenant Improvement Allowance in the aggregate amount of $1,419,910.00. In connection therewith, the terms of Section 2.1 of such Tenant Work Letter require that $303,760.00 (i.e., the Existing Premises Improvement Allowance) be used only for Existing Premises Improvements, subject to Tenant’s right to elect to allocate any unused portion of the Existing Premises Improvement Allowance to pay for the Expansion Premises Improvements upon written notice to Landlord.

HCP, Inc.
EXHIBIT B	[Third Amendment]
-1-	[Flx Bio, Inc.]

Pursuant to such right, Tenant has delivered written notice to Landlord electing to allocate the entire Existing Premises Improvement Allowance for Expansion Premises Improvements and accordingly, effective as of the date of this Third Amendment, Tenant shall be entitled to use the entirety of the Tenant Improvement Allowance towards Expansion Premises Improvements.

3.    No Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Third Amendment, and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Third Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent. The terms of this Section 3 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.

4.    Miscellaneous.

4.1.    Counterparts; Electronic Signatures. This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Third Amendment attached thereto. A facsimile or portable document format (PDF) signature on this Assignment shall be equivalent to, and have the same force and effect as, an original signature.

4.2.    No Further Modification. Except as set forth in this Third Amendment, all of the terms and provisions of the Lease shall apply with respect to the Expansion Premises and shall remain unmodified and in full force and effect. In the event of any conflict between the provisions of this Third Amendment and the provisions of the Lease the provisions of this Third Amendment shall prevail. Whether or not specifically amended by this Third Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Third Amendment.

[signatures contained on following page]

HCP, Inc.
EXHIBIT B	[Third Amendment]
-2-	[Flx Bio, Inc.]

IN WITNESS WHEREOF, this Third Amendment has been executed as of the day and year first above written.

LANDLORD:	TENANT:

HCP, INC.,	FLX BIO, INC.,
a Delaware corporation	a Delaware corporation

By:	By:	/s/ Rekha Hemrajani
Name:		Name:	Rekha Hemrajani
Its:		Its:	COO

By:
Name:
Its:

HCP, Inc.
EXHIBIT B	[Third Amendment]
-3-	[Flx Bio, Inc.]